UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 21, 2013
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Biostem U.S. Corporation
(Exact Name of Registrant as Specified in Its Charter)
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Nevada	333-158560	80-0324801
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13555 Automobile and Umberton Road, Suite 110 Clearwater, FL 33762
 (Address of Principal Executive Offices) (Zip Code)

(727) 804-4527
(Registrant’s Telephone Number, Including Area Code)

N/A
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

See Item 8.01 below.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGMENTS OF CERTAIN OFFICERS

See Item 8.01 below.

ITEM 8.01 OTHER EVENTS.

On Friday, February 22, 2013, the Company’s CEO, Dwight Brunoehler, resigned as an officer and director of the Company, effective immediately, to pursue his defense in the recent Indictment filed in the United States District Court against him and the other defendants named therein.

The Company takes very seriously the allegations contained in the Indictment and, if requested, intends to cooperate with the governmental authorities in connection therewith.

To replace Mr. Brunoheler, the Company’s board of directors has appointed John Satino to serve as the Company’s CEO.

On Thursday, February 21, 2013, the Company terminated its Consulting Agreement with NVO, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 22, 2013	Biostem U.S. Corporation

	By:	/s/ John Satino
John Satino, Chief Executive Officer and Chief Financial Officer

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